                                                                  EXHIBIT 1.1(b)

                                                                  EXECUTION COPY

                     $210,000,000 AGGREGATE PRINCIPAL AMOUNT

                               CINEMARK USA, INC.

                      9% SENIOR SUBORDINATED NOTES DUE 2013

                               PURCHASE AGREEMENT

                                                                  April 25, 2003

LEHMAN BROTHERS INC.
BANC OF AMERICA SECURITIES LLC
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

                  Cinemark USA, Inc., a Texas corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell $210,000,000 aggregate principal amount of its 9% Senior Subordinated Notes due 2013 (the "SECURITIES") to Lehman Brothers Inc. and the other initial purchasers named in Schedule 1 hereto (collectively, the "INITIAL PURCHASERS").

                  The Securities will be issued pursuant to the Indenture, dated as of February 11, 2003, as amended by the First Supplemental Indenture (the "SUPPLEMENT"), to be dated as of the Closing Date (as amended, the "INDENTURE"), among the Company, the subsidiaries of the Company listed on the signature pages hereof (the "GUARANTORS") and The Bank of New York Trust Company of Florida, N.A., as trustee (the "TRUSTEE") and will be guaranteed on an unsecured senior subordinated basis by the Guarantors (the "GUARANTEES"). References to the Indenture herein, shall include, with respect to the Guarantors, the Guarantees included therein.

                  This is to confirm the agreement among the Company, the Guarantors and the Initial Purchasers concerning the offer, issue and sale of the Securities.

                  The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the "COMMISSION") thereunder (collectively, the "SECURITIES ACT"), in reliance upon an exemption therefrom.

                  Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, dated as of the Closing Date (the "REGISTRATION RIGHTS AGREEMENT"), the form of which is contained in Annex A hereof, pursuant to which the Company will agree, among other things, to file with the Commission
(i) a registration statement under the Securities Act (the "EXCHANGE OFFER

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                                                                               2

REGISTRATION STATEMENT") covering the issuance of a series of the Company's debt securities identical in all respects to the Securities except that such debt securities will not be subject to transfer restrictions under the Securities Act (the "EXCHANGE SECURITIES") and the offer to exchange such Exchange Securities for the Securities (the "EXCHANGE OFFER") and (ii) under certain circumstances described therein, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "SHELF REGISTRATION STATEMENT"; and, together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS"), and, in each case, to use its reasonable best efforts to cause the Registration Statements to be declared effective within the time periods specified therein.

                  This Agreement, the Indenture and the Registration Rights Agreement are referred to herein collectively as the "TRANSACTION DOCUMENTS".

         SECTION 1. Representations, Warranties and Agreements of the Company and the Guarantors. The Company and each of the Guarantors represent and warrant to, and agree with, the Initial Purchasers that:

                  (a) The Company will prepare an offering memorandum dated the date hereof (the "OFFERING MEMORANDUM") setting forth information concerning the Company, the Securities, the Guarantees and the Registration Rights Agreement, in form and substance satisfactory to you. Copies of the Offering Memorandum will be delivered by the Company to you. As used in this Agreement, "OFFERING MEMORANDUM" means the Offering Memorandum as amended or supplemented, unless otherwise noted. The Offering Memorandum, as of its date, did not, and on the Closing Date the Offering Memorandum will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and each of the Guarantors make no representation or warranty as to information contained in or omitted from the Offering Memorandum in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to the Company by the Initial Purchasers specifically for inclusion therein.

                  (b) The Company and each of its subsidiaries (as defined in Section 14) have been duly organized and are validly existing as corporations or other business organizations, as applicable, in good standing under the laws of their respective jurisdictions of incorporation or organization, as applicable, are duly qualified to do business and are in good standing as foreign corporations or other business organizations, as applicable, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify to be in good standing would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT"); and none of the subsidiaries of the Company, other than Cinemark Mexico (USA), Inc., Cinemark Holdings Mexico S.A. de R.L. de C.V., Cinema Properties, Inc., Cinemark de Mexico S.A. de C.V., CNMK Investments, Inc., CNMK Delaware Investments II, L.L.C., CNMK Delaware Investment Properties, L.P., and CNMK Texas

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                                                                               3

Properties, Ltd., is a "SIGNIFICANT SUBSIDIARY," as such term is defined in Rule 405 under the Securities Act.

                  (c) The Company has an authorized capitalization as set forth in the Offering Memorandum, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable; and all of the issued shares of capital stock or membership interests, as applicable, of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable and, except as described in the Offering Memorandum and for directors' qualifying shares, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

                  (d) The Company and each of the Guarantors have all necessary power and authority to execute and deliver this Agreement and perform their respective obligations hereunder; this Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors and the transactions contemplated hereby have been duly authorized by the Company and each of the Guarantors; assuming due authorization, execution and delivery by the Initial Purchasers, this Agreement constitutes a legally valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, and except with respect to the rights of indemnification and contribution hereunder, where enforcement hereof may be limited by federal or state securities laws or the policies underlying such laws; and this Agreement will conform in all material respects to the description thereof contained in the Offering Memorandum.

                  (e) The Company and each of the Guarantors have all necessary power and authority to execute and deliver the Indenture (including the Supplement) and perform their respective obligations thereunder; the Indenture (including the Supplement) has been duly authorized by the Company and each of the Guarantors, and, upon the effectiveness of the Exchange Offer Registration Statement and the Shelf Registration Statement (if applicable), will be qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "TRUST INDENTURE ACT"); the Indenture (excluding the Supplement) has been duly executed and delivered by the Company and each of the Guarantors and on the Closing Date, the Supplement will have been duly executed and delivered by the Company and each of the Guarantors and, assuming due authorization, execution and delivery of the Supplement by the Trustee, the Indenture (including the Supplement) constitutes a legally valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the Indenture (including the Supplement), when the Supplement is executed, will conform in all material respects to the description thereof contained in the Offering Memorandum.

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                                                                               4

                  (f) The Company has all necessary power and authority to execute, issue and deliver the Securities and perform its obligations thereunder; the Securities have been duly authorized by the Company, and when the Securities are delivered to and paid for by the Initial Purchasers pursuant to this Agreement, assuming due authentication thereof by the Trustee, the Securities will be duly executed and delivered by the Company and will constitute legally valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the Securities will conform, when issued, in all material respects to the description thereof contained in the Offering Memorandum.

                  (g) The Company and each of the Guarantors have all necessary power and authority to engage in the Exchange Offer and to execute, issue and deliver the Exchange Securities and perform their respective obligations thereunder; the Exchange Securities have been duly authorized by the Company and each of the Guarantors and, if and when duly executed, authenticated and issued in accordance with the terms of the Indenture and delivered in accordance with the Exchange Offer, assuming due authentication of the Exchange Securities by the Trustee, such Exchange Securities will constitute legally valid and binding obligations of the Company and each of the Guarantors entitled to the benefits of the Indenture, enforceable against the Company and each of the Guarantors in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the Exchange Securities will conform, when issued, in all material respects to the description thereof contained in the Offering Memorandum.

                  (h) The Company and each of the Guarantors have all necessary power and authority to execute and deliver the Registration Rights Agreement and perform their respective obligations thereunder; the Registration Rights Agreement and the transactions contemplated thereby have been duly authorized by the Company and each of the Guarantors and, when duly executed and delivered by the Company and each of the Guarantors, assuming due authorization, execution and delivery by the Initial Purchasers, the Registration Rights Agreement will constitute a legally valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, and except with respect to the rights of indemnification and contribution thereunder, where enforcement thereof may be limited by federal or state securities laws or the policies underlying such laws; and the Registration Rights Agreement will conform, when executed and delivered, in all material respects to the description thereof contained in the Offering Memorandum.

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                                                                               5

                  (i) The execution, delivery and performance by the Company and each of the Guarantors of this Agreement and the other Transaction Documents to which each is a party, the issuance and sale of the Securities, compliance by the Company and each of the Guarantors with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease, pledge or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws of the Company or the charter or bylaws or any joint venture, partnership, limited liability company, shareholders' or other agreement or organizational document of any of the Company's subsidiaries, or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body (whether domestic or foreign) having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets except, in the case of clauses (i) and (iii), such conflicts, breaches or violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or impair the ability of the Company or any of the Guarantors to perform their respective obligations under this Agreement; no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body (whether domestic or foreign) is required for the execution, delivery and performance by the Company and any of the Guarantors of this Agreement and the other Transaction Documents to which each is a party, the issuance and sale of the Securities and the consummation of the transactions contemplated hereby and thereby, except (i) with respect to the transactions contemplated by the Registration Rights Agreement, as may be required under the Securities Act and the qualification of the Indenture under the Trust Indenture Act, (ii) as required by applicable state or foreign securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers, and (iii) as have been made or obtained.

                  (j) Except as described in the Offering Memorandum, there are no contracts, agreements or understandings between the Company or any of the Guarantors and any person granting such person the right to require the Company or any of the Guarantors to file a registration statement under the Securities Act with respect to any securities of the Company or any of the Guarantors owned or to be owned by such person or to require the Company or any of the Guarantors to include such securities in any securities being registered pursuant to any registration statement filed by the Company under the Securities Act.

                  (k) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Offering Memorandum, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree (whether domestic or foreign) otherwise than as set forth or contemplated in the Offering Memorandum except where such losses or interferences would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, since such date, there has not been any material change in the capital stock or material increase in the long-term debt of the Company or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, that would reasonably be expected to have, individually or in the

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                                                                               6

aggregate, a Material Adverse Effect, otherwise than as set forth or contemplated in the Offering Memorandum.

                  (l) The consolidated financial statements (including the related notes and supporting schedules) included in the Offering Memorandum present fairly in all material respects the financial position and results of operations of the Company and its subsidiaries, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved; the as adjusted information included in the Offering Memorandum gives effect to assumptions made on a reasonable basis as of the date hereof and presents fairly in all material respects the financial position and results of operations of the Company and its subsidiaries on a consolidated basis and of the Restricted Group (as defined in the Offering Memorandum), as adjusted for the proposed transactions as contemplated in the Offering Memorandum, at the dates and for the periods indicated.

                  (m) Deloitte & Touche LLP, who have certified certain financial statements of the Company, whose report appears in the Offering Memorandum and who have delivered the initial letter referred to in Section 5(f) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

                  (n) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Offering Memorandum or such as could not, individually or in the aggregate, have a Material Adverse Effect; and, except as described in the Offering Memorandum, all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, except such as are described in the Offering Memorandum or such as could not, individually or in the aggregate, have a Material Adverse Effect.

                  (o) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks which the Company believes are adequate for the conduct of their respective businesses and the value of their respective properties.

                  (p) The Company and each of its subsidiaries own, possess or can acquire on reasonable terms adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others that, if determined adversely to the Company or any of its subsidiaries would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect.

                  (q) Except as described in the Offering Memorandum, there are no legal or governmental proceedings (whether domestic or foreign) pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material

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                                                                               7

Adverse Effect; and to the best of the Company's or any of the Guarantors' knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (r) There are no contracts or other documents which would be required to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 that has not been so described therein.

                  (s) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which would be required to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 that has not been so described therein.

                  (t) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company or any of the Guarantors, is imminent, which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (u) The Company and members of its controlled group within the meaning of Sections 414 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE") are in compliance in all respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), except where the failure to be in such compliance would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect; no "REPORTABLE EVENT" (as defined in ERISA) has occurred and is continuing with respect to any "PENSION PLAN" (as defined in ERISA) for which the Company and such members would have any liability; except for matters that would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect; the Company and such members have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "PENSION PLAN" or (ii) Sections 412 or 4971 of the Code, and each "PENSION PLAN" for which the Company and such members would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                  (v) Each of the Company and each of the Guarantors has filed (or obtained extensions to file) all federal, state, local and foreign income and franchise tax returns required to be filed by it through the date hereof, except where the failure to so file would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has paid all taxes due thereon, other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which, in the case of both (i) and (ii), adequate reserves have been established on the books and records of the Company or the Guarantors in accordance with generally accepted accounting principles in the United States. No tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company or any of the Guarantors have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries) or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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                                                                               8

                  (w) Since the date as of which information is given in the Offering Memorandum through the date hereof, and except as may otherwise be disclosed in the Offering Memorandum, neither the Company nor any of the Guarantors has (i) issued or granted any securities (other than pursuant to the Company's employee benefit plans described in the Offering Memorandum), (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

                  (x) The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the recorded accountability for its assets is compared with existing assets at reasonable intervals.

                  (y) Neither the Company nor any of its subsidiaries (i) is in violation of (A), in the case of the Company, its charter or bylaws or (B) in the case of any of the Company's subsidiaries, its charter or bylaws or any of its joint venture, partnership, limited liability company, shareholders' or other agreement or organizational document as the case may be, except in the case of this clause (B), where such violation would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) is in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease, pledge or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree (whether domestic or foreign) to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit (whether domestic or foreign) necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), such defaults, events, violations or failures that in the aggregate would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and provided, however, that while the Company believes that it is in compliance with the provisions of the Americans with Disabilities Act of 1990, as disclosed in the Offering Memorandum, it is a party to legal proceedings alleging violations of that act.

                  (z) Neither the Company nor any of its subsidiaries, nor to the best of the Company's or any of the Guarantors' knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate or organizational funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                  (aa) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company or any of the Guarantors, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and the terms "HAZARDOUS WASTES", "TOXIC WASTES", "HAZARDOUS SUBSTANCES" and "MEDICAL WASTES" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

                  (bb) Neither the Company nor any of the Guarantors is and, as of the Closing Date after giving effect to the issuance and sale of the Securities and the application of the net proceeds therefrom as described in the Offering Memorandum, will be, an "INVESTMENT COMPANY" as defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the "INVESTMENT COMPANY ACT").

                  (cc) The industry, statistical and market-related data included in the Offering Memorandum are derived from sources that the Company reasonably and in good faith believes to be accurate, reasonable and reliable, and such data agrees with the sources from which they were derived.

                  (dd) Neither the Company nor any of the Guarantors has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or any Guarantor in connection with this transaction.

                  (ee) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 6 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Indenture, the Registration Rights Agreement and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

                  (ff) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Securities are listed on any national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "EXCHANGE ACT") or quoted on an automated inter-dealer quotation system.

                  (gg) None of the Company or any of its Affiliates (as defined in Rule 501(b) of Regulation D, an "AFFILIATE"), has, directly or through an agent, engaged in any form of general solicitation or general advertising in connection with the offering of the Securities (as those terms are used in Regulation D) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and the Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Securities, except for this Agreement and the Registration Rights Agreement.

                  (hh) None of the Company or any of its Affiliates has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities.

                  (ii) None of the Company, its Affiliates nor any person acting on its or their behalf (other than the Initial Purchasers in connection with this Agreement) has engaged or will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities and each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers in connection with this Agreement) has complied and will comply with the offering restrictions requirement of Regulation S.

         SECTION 2. Purchase, Sale and Delivery of Securities. (a) On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 105.75% of the principal amount thereof plus accrued interest from February 11, 2003 (the "PURCHASE PRICE") of the Securities set forth opposite that Initial Purchaser's name in
Schedule 1 hereto.

                  Delivery of and payment for the Securities shall be made at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, at 10:00 A.M., New York City time, on May 7, 2003, or such other date or place as shall be determined by agreement of the Initial Purchasers and the Company (such date and time of delivery and payment for the Securities being referred to herein as the "CLOSING DATE"). Delivery of the Securities by the Company shall be made to the Initial Purchasers against payment of the purchase price by the Initial Purchasers; and payment for the Securities by the Initial Purchasers shall be made against delivery to the Initial Purchasers of the Securities as set forth below and effected by wire transfer of immediately available funds.

                  (b) The Company will deliver against payment of the purchase price the Securities initially sold to (a) qualified institutional buyers ("QIBs"), as defined in Rule 144A under the Securities Act ("RULE 144A"), and
(b) to persons other than U.S. persons as defined in Regulation S in the form of one or more permanent global certificates (the "GLOBAL SECURITIES"), registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC"). Beneficial interests in the Securities initially sold to QIBs will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by DTC and its participants. The Global Securities will be made available, at the request of any Initial Purchaser, for checking at least 24 hours prior to the Closing Date.

                  (c) Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Initial Purchaser hereunder.

         SECTION 3. Further Agreements of the Company and the Guarantors. The Company and each of the Guarantors agree:

                  (a) To prepare the Offering Memorandum in a form approved by Lehman Brothers Inc.

                  (b) To advise the Initial Purchasers promptly of any proposal to amend or supplement the Offering Memorandum and not to effect any such amendment or supplement without the consent of the Initial Purchasers. If, at any time prior to completion of the resale of the Securities by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, to promptly notify the Initial Purchasers and prepare, subject to the first sentence of this Section 3(b), such amendment or supplement as may be necessary to correct such untrue statement or omission.

                  (c) To furnish promptly to the Initial Purchasers and to Simpson Thacher & Bartlett, counsel to the Initial Purchasers, copies of the Offering Memorandum (and all amendments and supplements thereto), as soon as available and in such quantities as the Initial Purchasers reasonably request for internal use and for distribution to prospective purchasers; and to furnish to the Initial Purchasers on the date hereof one copy of the Offering Memorandum signed by duly authorized officers of the Company, one of which will include the independent auditors' reports therein manually signed by such independent auditors. The Company will pay the expenses of printing and distributing to the Initial Purchasers all such documents.

                  (d) For a period of two years following the Closing Date, to furnish to the Initial Purchasers, to the extent such information is not freely available on the Internet, copies of all materials furnished by the Company to its security holders.

                  (e) Promptly from time to time to take such action as Lehman Brothers Inc. may reasonably request to qualify the Securities for the non-public offering and sale under the securities laws of such jurisdictions as Lehman Brothers Inc. may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, file a general consent to service of process in any jurisdiction, subject itself to taxation in respect of doing business in any jurisdiction in which it is otherwise not subject or register the Securities for public trading other than pursuant to the Registration Rights Agreement.

                  (f) For a period of 180 days from the date hereof, not to, directly or indirectly, announce an offering of, or file a registration statement with, the Commission relating to any debt securities issued or guaranteed by the Company or any of the Guarantors (other than the offering and the Exchange Offer contemplated by this Agreement), or offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition or purchase by any person at any time in the future of) any debt securities issued or guaranteed by the Company or any of the Guarantors (other than the Securities and the Exchange Securities), or substantially similar securities or sell or grant options, warrants or rights with respect to any debt securities issued or guaranteed by the Company or any of the Guarantors, in each case without the prior written consent of Lehman Brothers Inc.

                  (g) To use its best efforts to assist the Initial Purchasers in arranging to cause the Securities to be accepted to trade in the PORTAL market ("PORTAL") of the National Association of Securities Dealers, Inc. ("NASD").

                  (h) To apply the proceeds from the sale of the Securities as set forth under "Use of Proceeds" in the Offering Memorandum.

                  (i) Not to take, directly or indirectly, any action which is designed to stabilize or manipulate, or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of, the price of any security of the Company or any of the Guarantors in connection with the offering of the Securities.

                  (j) To use its best efforts to cause the Securities to be accepted for clearance and settlement through the facilities of DTC.

                  (k) To execute and deliver the Registration Rights Agreement in form and substance reasonably satisfactory to Lehman Brothers Inc.

                  (l) For so long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, to provide to any holder of the Securities or to any prospective purchaser of the Securities designated by any holder, upon request of such holder or prospective purchaser, information required to be provided by Rule 144A(d)(4) of the Securities Act if, at the time of such request, the Company is not subject to the reporting requirements under Section 13 or 15(d) of the Exchange Act.

                  (m) To ensure that each of the Securities will bear, to the extent applicable, the legend contained in the Offering Memorandum under the caption "Notice to Investors" for the time period and upon the other terms stated therein, except after the Securities are resold pursuant to a registration statement effective under the Securities Act.

                  (n) Except following the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, not to, and will cause its Affiliates not to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                  (o) Not to, and will cause its Affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Securities Act) in a transaction that could be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Securities Act.

                  (p) None of the Company, the Affiliates of the Company nor any person acting on its or their behalf (other than the Initial Purchasers in connection with this Agreement) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities, and each of the Company, the Affiliates of the Company and each person acting on its or their behalf (other than the Initial Purchasers in connection with this Agreement) will comply with the offering restrictions of Regulation S.

         SECTION 4. Expenses. The Company and each of the Guarantors agree to pay: (a) the costs and expenses incident to the authorization, issuance, sale and delivery of the Securities and any stamp, duty, transfer or similar taxes payable in that connection; (b) the costs incident to the preparation, printing and distribution of the Offering Memorandum and any amendment or supplement to the Offering Memorandum, all as provided in this Agreement; (c) the costs of producing and distributing the Transaction Documents; (d) all expenses and fees in connection with the application for inclusion of the Securities in the PORTAL market; (e) the reasonable fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 3(e) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Initial Purchasers for preparation of a Blue Sky Memorandum) and the fees and expenses relating to any NASD filings; (f) the costs and expenses of the Company relating to investor presentations on any "ROAD SHOW" undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants; (g) all fees and expenses incurred in connection with any rating of the Securities; (h) the fees and expenses (including fees and disbursements of counsel, if applicable) of the Company, Deloitte & Touche LLP, the Trustee and the costs and charges of any registrar, transfer agent or paying agent under the Indenture; and (h) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 4 and in Section 10, the Initial Purchasers shall pay their own costs and expenses, including the costs and expenses of their counsel.

         SECTION 5. Conditions of Initial Purchasers' Obligations. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Company and each of the Guarantors contained herein, to the performance by the Company and each of the Guarantors of their respective obligations hereunder, and to each of the following additional terms and conditions:

                  (a) No Initial Purchaser shall have discovered and disclosed to the Company prior to or on the Closing Date that the Offering Memorandum or any amendment or supplement thereto, in the opinion of Simpson Thacher & Bartlett, counsel to the Initial Purchasers, contains an untrue statement of a fact which is material or omits to state any fact which is material and necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of the Offering Memorandum, the Transaction Documents, the Securities, the Guarantees and all other legal matters relating to this Agreement, the issuance and sale of the Securities and the other transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers.

                  (c) Akin, Gump, Strauss, Hauer & Feld, L.L.P. shall have furnished to the Initial Purchasers their written opinion, as counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect that:

                           (i) The Company is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Texas. Each Guarantor is validly existing as a corporation or other business organization, as applicable, in good standing under the laws of the jurisdiction of its organization. Each of the Company and each of the Guarantors is duly qualified and in good standing as a foreign corporation or other business organization, as applicable, in each jurisdiction listed on a schedule attached to the opinion. Each of the Company and each of the Guarantors has all corporate, limited partnership or limited liability company power, as appropriate, necessary to own or hold its properties and conduct the businesses in which it is engaged, in each case as described in the Offering Memorandum.

                           (ii)     Each of the Company and each of the
                  Guarantors has all necessary corporate, limited partnership or limited liability company power, as appropriate, and authority to execute and deliver each of the Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder, to issue, sell and deliver the Securities to the Initial Purchasers and to engage in the Exchange Offer and to issue and deliver the Exchange Securities.

                           (iii) This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

                           (iv) The Indenture (including, with respect to the Guarantors, the Guarantees included therein) has been duly authorized, executed and delivered by the Company and each of the Guarantors and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms under the laws of the State of New York.

                           (v) The Securities have been duly authorized by the Company, and when executed, issued, authenticated and delivered in accordance with the Indenture and payment therefor has been made by the Initial Purchasers in accordance with this Agreement, the Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms under the laws of the State of New York.

                           (vi) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors and, assuming due authorization, execution and delivery thereof by the Initial Purchasers, constitutes a valid and binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms under the laws of the State of New York.

                           (vii) If and when the Exchange Securities are executed, issued, authenticated and delivered in accordance with the terms of the Exchange Offer, the Registration Rights Agreement and the Indenture, the Exchange Securities will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

                           (viii) The execution and delivery and performance of this Agreement and the other Transaction Documents by the Company and each of the Guarantors, the issuance of the Securities and the Exchange Securities, the compliance by the Company and each of the Guarantors with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby by the Company and each of the Guarantors will not, (A) result in a breach of any of the terms or provisions of, or constitute a default under, any agreement listed in Schedule 3 hereto, or (B) result in a violation of the articles of incorporation or bylaws of the Company or any of the Guarantors' charter documents, or (C) result in a violation of any Included Law (as defined below) or, to such counsel's knowledge, any judgment, decree or order listed on a schedule attached to the opinion of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets, except in the case of clause (C) above for such violations which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The opinion in clause (A) above shall be after giving effect to the Offering, and such counsel expresses no opinion in clause (A) above with respect to breaches or violations of or defaults under any covenant, restriction or provision with respect to financial ratios or tests, or any aspect of the financial condition or results of operations of any party.

                           (ix) No consent, approval, authorization, order, registration or filing of or with any court or governmental agency or body is required under any Included Law for the execution, delivery and performance of this Agreement or any of the other Transaction Documents by the Company or any of the Guarantors or the consummation of the transactions contemplated hereby and thereby, except for (A) with respect to the transaction contemplated by the Registration Rights Agreement as may be required under the Securities Act and the qualification of the Indenture under the Trust Indenture Act,
                  (B) such as may be required under
                  any foreign securities laws or state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers, as to which such counsel expresses no opinion, and (C) such as have been made or obtained.

                           (x) No registration of the Securities and the Guarantees under the Securities Act, and no qualification of the Indenture under the Trust Indenture Act, is required in connection with the offer, sale and delivery of the Securities in the manner contemplated by the Offering Memorandum, this Agreement and the Indenture.

                           (xi) The statements in the Offering Memorandum under the captions "Description of Notes," "Description of Certain Debt Instruments--Senior Subordinated Indentures" and "Description of Certain Debt Instruments--Existing Credit Facility" insofar as they purport to constitute summaries of the terms of contracts and other documents, fairly present, in all material respects, the information purported to be included therein.

                           (xii) The statements in the Offering Memorandum under the caption "Important Federal Income Tax Considerations" insofar as such statements describe federal or state statutes, rules and regulations, fairly present, in all material respects, the information purported to be included therein.

                           (xiii)   Except as described in the Offering
                  Memorandum, to such counsel's knowledge, none of the agreements listed on a schedule attached to the opinion grants any person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in any securities being registered pursuant to any registration statement filed by the Company under the Securities Act.

                           (xiv) The Company is not an "investment company" as defined in the Investment Company Act.

                  In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York, the laws of the State of and Texas and the General Corporation Law of the State of Delaware (the "INCLUDED LAWS"). Such counsel may make such assumptions, qualification, exceptions and limitations as are standard in such opinions or otherwise reasonably acceptable to counsel for the Initial Purchasers, including the exception that enforceability of the Transaction Documents may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally including court decisions interpreting such laws; (ii) general principles of equity, including, without limitation, concepts of good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); (iii) the power of the courts to award damages in lieu of equitable remedies; and (iv) securities laws and public policy underlying such laws with respect to rights to indemnification and contribution. Such opinion shall also be to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Offering Memorandum, (y) based on the foregoing, no information has come to the attention of such counsel that causes them to believe that the Offering Memorandum (except for the financial statements and financial schedules and related notes and other financial and statistical data included therein, as to which such counsel need express no belief), as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstance under which they were made, not misleading, and (z) to such counsel's knowledge, there is no litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or threatened or contemplated against, or involving the properties or business of, the Company or any of its subsidiaries, which is of a character that would be required to be disclosed in a prospectus included in a registration statement on Form S-1 which has not been disclosed in the Offering Memorandum. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (other than as set forth above).

                  (d) Michael Cavalier shall have furnished to the Initial Purchasers his written opinion, as General Counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect that:

                           (i) The Company and each of its subsidiaries have been duly organized and are validly existing as corporations or other business organizations, as applicable, in good standing under the laws of their respective jurisdictions of incorporation or organization, as applicable, are duly qualified to do business and are in good standing as foreign corporations or other business organizations, as applicable, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and have all power and authority necessary to own or hold their respective properties and conduct the businesses in which they are engaged, except where such would not reasonably be expected to have a Material Adverse Effect.

                           (ii) To the best of such counsel's knowledge and other than as set forth in the Offering Memorandum, there are no legal or governmental proceedings (whether domestic or foreign) pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                           (iii) To the best of such counsel's knowledge, there are no contracts or other documents which would be required to be described in the Offering Memorandum if the Offering

                  Memorandum were a prospectus included in a registration statement on Form S-1 that has not been so described therein.

                           (iv) The issue and sale of the Securities being delivered on the Closing Date by the Company pursuant to this Agreement, and the execution, delivery and compliance by the Company and each of the Guarantors with all of the provisions of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease, pledge or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject,
                  (ii) result in any violation of the provisions of the charter or bylaws of the Company or the charter or bylaws or any joint venture, partnership, limited liability company, shareholders' or other agreement or organizational document of any of the Company's subsidiaries, or (iii) result in any violation of any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body (whether domestic or foreign) having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets except in the case of clauses (i) and (iii), such conflicts, breaches or violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body (whether domestic or foreign) is required for the execution, delivery and performance of this Agreement or any of the other Transaction Documents by the Company or any of the Guarantors or the consummation of the transactions contemplated hereby and thereby, except for (A) with respect to the transaction contemplated by the Registration Rights Agreement as may be required under the Securities Act and the qualification of the Indenture under the Trust Indenture Act,
                  (B) such as may be required under any foreign securities laws or state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers, as to which such counsel expresses no opinion, and
                  (C) such as have been made or obtained.

                           (v)      Except as described in the Offering
                  Memorandum, to the best of such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company or any of the Guarantors to file a registration statement under the Securities Act with respect to any securities of the Company or any Guarantor owned or to be owned by such person or to require the Company or any Guarantor to include such securities in any securities being registered pursuant to any registration statement filed by the Company or any Guarantor under the Securities Act.

                  Such opinion shall also be to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Offering Memorandum and (y) based on the foregoing, no facts have come to the attention of such counsel which leads him to believe that the Offering Memorandum (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need express no belief), as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstance under which they were made, not misleading, and such counsel may make such assumptions, qualification, exceptions and limitations as are standard in such opinions or otherwise reasonably acceptable to counsel for the Initial Purchasers.

                  (e) The Initial Purchasers shall have received from Simpson Thacher & Bartlett, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents and information as they may reasonably request to enable them to pass upon such matters.

                  (f) At the time of execution of this Agreement, the Initial Purchasers shall have received from Deloitte & Touche LLP a letter, in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "COMFORT LETTERS" to underwriters in connection with registered public offerings.

                  (g) With respect to the letter of Deloitte & Touche LLP referred to in the preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement (the "INITIAL LETTERS"), the Company shall have furnished to the Initial Purchasers a letter (the "BRING-DOWN LETTER") of such accountants, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and
(iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

                  (h) The Company and each of the Guarantors shall have furnished to the Initial Purchasers a certificate, dated such Closing Date, of its Chairman of the Board, President or Chief Financial Officer stating that:

                           (i)      The representations, warranties and
                  agreements of the Company or the particular Guarantor, as applicable, in Section 1 are true and correct as of the Closing Date; the Company or the particular Guarantor, as applicable, has complied with all its agreements contained herein; and the conditions set forth in Sections 5(a), 5(k) and 5(l) have been fulfilled; and

                           (ii) They have carefully examined the Offering Memorandum and, in their opinion (A) as of the Closing Date, the Offering Memorandum did not include any untrue statement of a material fact and did not omit to state a material fact necessary to make the statements, in light of the circumstances in which they were made, not misleading, and (B) since the date hereof no event has occurred which should have been set forth in a supplement or amendment to the Offering Memorandum.

                  (i) The Supplement (in form and substance reasonably satisfactory to the Initial Purchasers) shall have been duly executed and delivered by the Company, each of the Guarantors and the Trustee, and the Securities shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

                  (j) The Company, each of the Guarantors and the Initial Purchasers shall have executed and delivered the Registration Rights Agreement, and the Registration Rights Agreement shall be in full force and effect.

                  (k) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Memorandum (A) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum or (B) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Offering Memorandum, the effect of which, in any such case described in clause (A) or (B), is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum.

                  (l) Subsequent to the execution and delivery of this Agreement
(i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "NATIONALLY RECOGNIZED STATISTICAL RATING ORGANIZATION," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

                  (m) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock

Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof, (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of Lehman Brothers Inc., impracticable or inadvisable to proceed with the offering or delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum.

                  (n) The NASD shall have accepted the Securities for trading on PORTAL; provided that the failure of the Securities to be so listed shall not be due to any action taken or failure to act by the Initial Purchasers.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers. Lehman Brothers Inc. may in its sole discretion waive on behalf of the Initial Purchasers compliance with any conditions to the obligations of the Initial Purchasers hereunder.

         SECTION 6. Representation, Warranties and Agreements of Initial Purchasers.

                  (a) Each Initial Purchaser represents and warrants to, severally and not jointly, and agrees with the Company and each of the Guarantors that it (i) is a QIB, (ii) is purchasing the Securities pursuant to a private sale exempt from registration under the Securities Act without the intent to distribute the Securities in violation of the Securities Act, (iii) will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and
(iv) will solicit offers for the Securities only from, and will offer, sell or deliver the Securities, as part of its initial offering, only to (A) persons whom it reasonably believe to be QIBs, or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A in transactions under Rule 144A , and (B) in the case of offers outside the United States, to persons other than U.S. persons (as defined in Regulation S) in accordance with Rule 903 of Regulation S.

                  (b) Each Initial Purchaser agrees that in connection with the transactions described in subsection 6(a)(iii)(B) it has offered and sold the Securities, and will offer and sell the Securities, (i) as part of its distribution at any time and (ii) otherwise until one year after the later of the commencement of the offering and the Closing Date (the "RESTRICTED PERIOD"), only in accordance with Rule 903 of Regulation S. Accordingly, each Initial Purchaser represents and agrees that, severally and not jointly, with respect to the transactions described in subsection 6(a)(iii)(B), neither it, nor any of its Affiliates, nor any person acting on their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and that it has complied and will comply with the offering restrictions of Regulation S. It agrees that, at or prior to the confirmation of sale of the Securities pursuant to subsection 6(a)(iii)(B), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from the Initial Purchasers during the Restricted Period, a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of U.S. Persons (i) as part of their distribution at any time or (ii) otherwise until one year after the later of the commencement of the offering and the time of delivery of the Securities, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. The terms used above have the meaning given to them by Regulation S."

                  (c) Each of the Initial Purchasers represents and agrees that:

                           (1) other than in connection with the offering of the
                  Securities, it has not offered or sold and, during the period ending six months after Closing Date, it will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business, or otherwise, in circumstances which have not resulted in and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended):

                           (2) it has complied and will comply with all
                  applicable provisions of the Financial Services Act of 1986 (the "ACT") (and, after they come into force, all applicable provisions of the Financial Services and Markets Act 2000, the "FSMA") with respect to anything done by it in relation to the Securities in, from and otherwise involving the United Kingdom; and

                           (3) it has only issued or passed on and will only
                  issue or pass on in the United Kingdom before the repeal of
                  Section 57 of the Act, any document received by it in connection with the issue, offer, and sale of the Securities to a person who is of a kind described in Article 11(3) of the Act (Investment Advertisements) (Exemption) Order of 1996 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on. After the repeal of Section 57 of the Act it will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of such Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company.

                  (d) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees with respect to offers and sales of Securities outside the United States that it understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities, or possession or distribution of the Offering Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required; and such Initial Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes the Offering Memorandum or any such other material, in all cases at its own expense.

         SECTION 7. Indemnification and Contribution.

                  (a) The Company and each of the Guarantors shall jointly and severally indemnify and hold harmless each Initial Purchaser, its officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities), to which that Initial Purchaser, officer, employee or controlling person may become subject insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any (A) preliminary offering memorandum, or the Offering Memorandum or in any amendment or supplement thereto, or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities ("MARKETING MATERIALS"), including any road show or investor presentations made to investors by the Company (whether in person or electronically), (ii) the omission or alleged omission to state in any preliminary offering memorandum or the Offering Memorandum, or in any amendment or supplement thereto, or in any Marketing Materials, any material fact necessary to make the statements therein not misleading, or (iii) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the Securities or the offering contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that neither the Company nor any Guarantor shall be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct), and shall reimburse each Initial Purchaser and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Company nor any Guarantor shall be liable in any such case to the extent that any such loss, claim, damage, liability or action (i) arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary offering memorandum or the Offering Memorandum, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through Lehman Brothers Inc. by or on behalf of any Initial Purchaser specifically for inclusion therein which information consists solely of the information specified in Section 7(e) or (ii) results solely from an untrue statement of material fact contained in, or the omission of a material fact from, such preliminary offering memorandum, which untrue statement or omission was completely corrected in the Offering Memorandum (as then amended or supplemented); provided further, however, that the Company and the Guarantors shall sustain the burden of proving that the Initial Purchasers sold the Securities to the person alleging such loss, claim, damage, liability or action without sending or giving, at or prior to the written confirmation of such sale, a copy of the Offering Memorandum (as then amended or supplemented) if the Company had previously furnished sufficient quantities of copies thereof to the Initial Purchasers within a reasonable amount of time prior to such sale or such confirmation, and the Initial Purchasers failed to deliver the corrected Offering Memorandum, if required by law to have so delivered it and if delivered would have cured the defect giving rise to such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability that the Company or any of the Guarantors may otherwise have to any Initial Purchaser or to any officer, employee or controlling person of that Initial Purchaser.

                  (b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless the Company and each of the Guarantors, their respective officers and employees, each of their respective directors, and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, the Guarantors or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary offering memorandum or the Offering Memorandum or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any preliminary offering memorandum or the Offering Memorandum, or in any amendment or supplement thereto, any material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through Lehman Brothers Inc. by or on behalf of that Initial Purchaser specifically for inclusion therein, and shall reimburse the Company, the Guarantors and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company, the Guarantors or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Initial Purchaser may otherwise have to the Company, any Guarantor or any such director, officer, employee or controlling person.

                  (c) Promptly after receipt by an indemnified party under this
Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Initial Purchasers shall have the right to employ counsel to represent jointly the Initial Purchasers and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Initial Purchasers against the Company or any of the Guarantors under this Section 7 if, in the reasonable judgment of such Initial Purchaser and their counsel, it is advisable for such Initial Purchaser and such officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of not more than one separate firm (in addition to any local counsel) shall be paid by the Company and the Guarantors. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final non-appealable judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (d) If the indemnification provided for in this Section 7 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company and the Guarantors, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Securities under this Agreement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each of the Guarantors agrees with the Initial Purchasers that it would not be just and equitable if contributions pursuant to this Section 7 were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute as provided in this Section 7(d) are several in proportion to their respective obligations and not joint.

                  (e) The Initial Purchasers severally confirm and the Company and the Guarantors acknowledge that the statements in paragraphs numbers five and six on the cover page of the Offering Memorandum and paragraphs numbers seven, eight and ten under the "Plan of Distribution" in the Offering Memorandum are correct and constitute the only information concerning such Initial Purchasers furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion in the Offering Memorandum.

         SECTION 8. Defaulting Initial Purchasers. If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Initial Purchasers shall be obligated to purchase the Securities which the defaulting Initial Purchaser agreed but failed to purchase on the Closing Date in the respective proportions which the principal amount of Securities set opposite the name of each remaining non-defaulting Initial Purchaser in Schedule 1 hereto bears to the aggregate principal amount of the Securities set opposite the names of all the remaining non-defaulting Initial Purchasers in Schedule 1 hereto; provided, however, that the remaining non-defaulting Initial Purchasers shall not be obligated to purchase any of the Securities on the Closing Date if the aggregate principal amount of the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such date exceeds 9.09% of the aggregate principal amount of the Securities to be purchased on the Closing Date, and any remaining non-defaulting Initial Purchaser shall not be obligated to purchase more than 110% of the aggregate principal amount of the Securities which it agreed to purchase on the Closing Date pursuant to the terms of Section
2. If the foregoing maximums are exceeded, the remaining non-defaulting Initial Purchasers, or those other purchasers satisfactory to the Initial Purchasers who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, the aggregate principal amount of Securities to be purchased on the Closing Date. If the remaining Initial Purchasers or other purchasers satisfactory to the Initial Purchasers do not elect to purchase the shares which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on the Closing Date, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company and the Guarantors, except that the Company and each of the Guarantors will continue to be liable for the payment of expenses to the extent set forth in Sections 4 and 10. As used in this Agreement, the term "INITIAL PURCHASER" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in
Schedule 1 hereto who, pursuant to this Section 8, purchases Securities which a defaulting Initial Purchaser agreed but failed to purchase.

                  Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company and the Guarantors for damages caused by its default. If other purchasers are obligated or agree to purchase the Securities of a defaulting or withdrawing Initial Purchaser, either Lehman Brothers Inc. or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement.

         SECTION 9. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 5(k), 5(l) or 5(m), shall have occurred or if the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement.

         SECTION 10. Reimbursement of Initial Purchasers' Expense. If (a) the Company shall fail to tender the Securities for delivery to the Initial Purchasers by reason of any failure, refusal or inability on the part of the Company or any of the Guarantors to perform any agreement on its part to be performed, or because any other condition of the Initial Purchasers' obligations hereunder required to be fulfilled by the Company or any of the Guarantors (including, without limitation, with respect to the transactions) is not fulfilled or (b) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement (including the termination of this Agreement pursuant to Section 9), the Company and each of the Guarantors jointly and severally agree to reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company and the Guarantors jointly and severally agree to pay the full amount thereof to the Initial Purchasers. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Initial Purchasers, neither the Company nor any of the Guarantors shall be obligated to reimburse any defaulting Initial Purchaser on account of any expenses.

         SECTION 11. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 1285 Avenue of the Americas, 13th Floor, New York, New York 10019, Attention: Syndicate Registration Department (Fax: 212-526-0943), with a copy, in the case of any notice pursuant to Section 9(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, NY 10022 and with a copy to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, Attention: D. Rhett Brandon, Esq. (Fax: 212-455-2502; Telephone: (212) 455-2000);

                  (b) if to the Company or any of the Guarantors, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Memorandum, Attention: Michael Cavalier (Fax:
972-665-1004), with a copy to Akin, Gump, Strauss, Hauer & Feld, L.L.P.,
Attention: Terry M. Schpok, P.C., 1700 Pacific Avenue, Suite 4100, Dallas, Texas 75201;

provided, however, that any notice to an Initial Purchaser pursuant to Section 7(c) shall be delivered or sent by mail, telex or facsimile transmission to each Initial Purchaser, which address will be supplied to any other party hereto by Lehman Brothers Inc. upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Guarantors shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Lehman Brothers Inc.

         SECTION 12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, each of the Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and each of the Guarantors contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of the Initial Purchasers and the person or persons, if any, who control any Initial Purchaser within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Initial Purchasers contained in Section 7(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, directors of any Guarantor, officers of the Company, officers of any Guarantor and any person controlling the Company and the Guarantors within the meaning of
Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this
Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         SECTION 13. Survival. The respective indemnities, representations, warranties and agreements of the Company and each of the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

         SECTION 14. Definition of the Terms "BUSINESS DAY" and "SUBSIDIARY". For purposes of this Agreement, (a) "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "SUBSIDIARY" has the meaning set forth in Rule 405 of the Rules and Regulations, but in any event includes, without limitation, each of the Guarantors.

         SECTION 15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

         SECTION 16. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         SECTION 17. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  If the foregoing correctly sets forth the agreement among the Company and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

                                    Very truly yours,

                                    CINEMARK USA, INC.
                                    SUNNYMEAD CINEMA CORP.
                                    CINEMARK MEXICO (USA), INC
                                    CINEMARK INVESTMENTS CORPORATION
                                    CINEMARK LEASING COMPANY
                                    GREELEY HOLDINGS, INC.
                                    CINEMARK PARTNERS I, INC.
                                    CINEMARK PROPERTIES, INC.
                                    MISSOURI CITY CENTRAL 6, INC.
                                    MULTIPLEX SERVICES, INC.
                                    TRANS TEXAS CINEMA, INC.
                                    CINEMARK, L.L.C.

                                    By: /s/ MICHAEL D.CAVALIER
                                        ----------------------------------
                                    Name:  Michael D. Cavalier
                                    Title: Vice President-General Counsel

                                    CNMK INVESTMENTS, INC.
                                    MULTIPLEX PROPERTIES, INC.
                                    CNMK DELAWARE INVESTMENTS I, L.L.C.
                                    CNMK DELAWARE INVESTMENTS II, L.L.C.

                                    By: /s/ ANDREW PANACCIONE
                                        ----------------------------------
                                    Name:  Andrew Panaccione
                                    Title: Secretary

                                    CNMK DELAWARE INVESTMENT
                                    PROPERTIES, L.P., by CNMK Delaware
                                    Investments I, L.L.C., its general partner

                                    By: /s/ ANDREW PANACCIONE
                                        ----------------------------------
                                    Name:  Andrew Panaccione
                                    Title: Secretary

                                    LAREDO THEATRE, LTD.,
                                    by CNMK TEXAS PROPERTIES, LTD., its
                                    general partner,

                                    by Sunnymead Cinema Corp., the general
                                    partner of CNMK Texas Properties, Ltd.,

                                    By: /s/ MICHAEL D. CAVALIER
                                        ----------------------------------
                                    Name:  Michael D. Cavalier
                                    Title: Vice President-General Counsel

                                    CNMK TEXAS PROPERTIES, LTD.

                                    by Sunnymead Cinema Corp., its general
                                    partner,

                                    By: /s/ MICHAEL D. CAVALIER
                                        ----------------------------------
                                    Name:  Michael D. Cavalier
                                    Title: Vice President-General Counsel

Accepted:

LEHMAN BROTHERS INC.
BANC OF AMERICA SECURITIES LLC
BNY CAPITAL MARKETS, INC.
FLEET SECURITIES, INC.

BY LEHMAN BROTHERS INC.

By: /s/ MICHAEL GOLDBERG
    -------------------------------
    Authorized Representative

                                   SCHEDULE 1

                                                                                    Aggregate Principal Amount of
Initial Purchasers                                                                    Securities to be Purchased
Lehman Brothers Inc........................................................                   186,900,000
Banc of America Securities LLC.............................................                    21,000,000
Fleet Securities, Inc. ....................................................                     1,575,000
BNY Capital Markets, Inc. .................................................                       525,000

Total......................................................................                  $210,000,000